                               DATED 4 June 1993



                                    BETWEEN

                           ACM (NEW ZEALAND) LIMITED

                                      AND

                                 AMAX GOLD INC.





                    ----------------------------------------
                               DEED OF INDEMNITY
                    ----------------------------------------





                    ----------------------------------------
                             BELL GULLY BUDDLE WEIR
                                   SOLICITORS
                             WELLINGTON & AUCKLAND
                                    DCS:236

DATED THE 4TH DAY OF JUNE 1993


BETWEEN

(1) ACM (NEW ZEALAND) LIMITED, a duly incorporated company having its principal office at 15th Floor, National Mutual Centre, 37-41 Shortland Street, Auckland, New Zealand ("ACMNZ");

(2) AMAX GOLD INC. a duly incorporated company having its principal office at 350 Indiana Street, Golden, Colorado, United States of America ("AMAX")


RECITALS

A. ACMNZ is the "Subscriber" under a Share Subscription Agreement dated 4 June 1993 ("Share Subscription Agreement") with Amax and Waihi Financing Limited ("Waihi") whereby ACMNZ has agreed from time to time to subscribe to and pay for redeemable preference shares issued in the capital of Waihi.

B. ACMNZ, in satisfaction of an undertaking given to AMAX as a condition for AMAX's entry into the Share Subscription Agreement, has agreed to execute this Deed.


IN CONSIDERATION of AMAX at the request of ACMNZ entering into and becoming bound by the Share Subscription Agreement, ACMNZ agrees for the benefit of AMAX as follows:


DEFINITIONS

1. TO the extent any capitalised terms and expressions are used in this Deed (including the recitals hereto) without specific definition, unless the context otherwise requires those terms and expressions shall have the same meaning as ascribed to them in the Share Subscription Agreement.


INTERPRETATION

2.   IN the interpretation of this Deed unless the context otherwise requires:

     2.1 the singular number shall include the plural number and vice versa, and words importing any gender include all other genders;

     2.2 references to "person" include any company, association, society, firm or other institution whether incorporated or unincorporated.

     2.3 references to a "claim" include both oral and written demands or notices of breach of contract, default or violation of duties under statute, regulations or conditions of permits and licences.

     2.4 the word "including" and similar expressions do not imply any limitation; and

     2.5 the word "AMAX" includes all related companies of AMAX Gold Inc within the meaning of Section 2(5) of the Companies Act of 1955 New Zealand or any corresponding legislation of any other jurisdiction applicable to AMAX Gold Inc. other than Waihi, AHNZ, ARNZ, AGMNZ.


INDEMNITY

3. AS a separate, continuing and primary obligation, with effect (unless otherwise provided) from the First Issue Date ACMNZ hereby agrees to indemnity AMAX and to hold AMAX harmless and defended against all losses, claims or costs suffered or incurred by AMAX whatsoever (including, without limitation, claims made by any third party) directly or indirectly arising out of or in respect of or resulting from:

     3.1 the Share Subscription Agreement and other agreements entered into contemporaneously with that agreement including the Share Sale Agreement, and Call Option Agreement, this obligation to be effective upon execution of this Deed;

     3.2 the Joint Venture Agreement as amended and all ancillary agreements as modified, amended or entered into subsequently including the Principal's Deed, this obligation to be effective upon execution of this Deed.

     3.3 the ownership and operation of the Martha Hill Gold Mine including the Management Agreement with the Project Manager, approved budgets and authorisations for expenditure, contracts with vendors, labour awards and employment contracts and all other contracts and arrangements.

     3.4 the statutory and regulatory obligations for operation of the Martha Hill Gold Mine and mining licence including the provisions of the Mining Act 1971 Resource Management Act 1991, Crown Minerals Act 1991, work programmes, permits, regional and district council plans, orders and consents;

     3.5 any environmental liability connected with ownership and operation of the Martha Hill Gold Mine, whether imposed administratively or judicially, arising as a result of any environmental law, rule, regulation, permit, order or policy of any governmental entity with jurisdiction, or arising under the common law, relating to damage to or the protection, preservation, reclamation, or rehabilitation of the environment, or arising out of conditions constituting a nuisance, such as blasting, dust, or noise.

     3.6 the actions and omissions of Waihi, AHNZ, ARNZ, AGMNZ, and MML done or omitted after the First Issue Date or pursuant to or in accordance with the Share Subscription Agreement, Share Sale Agreement, or with the consent or ratification of ACMNZ;

     3.7 the Guarantee and Indemnity Agreements in favour of Chase Manhatten Bank Australia Limited to secure the financial obligations of AGMNZ and MML, until these obligations are discharged by the release of AMAX, AGMNZ and MML from said agreements;

     3.8 the Carrick Joint Venture Exploration Licence but only in so far as the act, fact, matter or circumstance of the claim occurs after the First Issue Date;

     3.9 AMAX continuing to hold shares in the capital of Waihi after the First Issue Date or continuing to be a related company of AHNZ, ARNZ or AGMNZ after the First Issue Date but, unless otherwise covered by another paragraph of this clause, only if and to the extent that AMAX would not have incurred that loss, claim or cost had it ceased to hold any shares in Waihi on the First Issue Date or had it ceased to be such a related company on the First Issue Date.


INDEMNITY IRREVOCABLE AND ENFORCEABLE

4. THIS indemnity is unconditional and irrevocable, and is a continuing indemnity which other than as expressly limited in Clause 7, shall extend to all losses, claims or costs (if any) from time to time and at any time suffered or incurred by AMAX in the matters described in clause 3.

5. EACH of the AMAX related companies may enforce this Deed against ACMNZ as envisaged by and pursuant to section 4 of the Contracts (Privity) Act 1982.


INDEMNITY NOT DISCHARGED

6.   ACMNZ'S liability hereunder shall not be discharged or impaired by:

     6.1 any amendment or variation consented to in writing by ACMNZ of the agreements described in clause 3, or any assignment by ACMNZ or consented to by ACMNZ;

     6.2 any granting of time or any other indulgence to ACMNZ or by ACMNZ to a third party or any agreement by or on behalf of ACMNZ that AMAX will not make any claim or initiate any proceedings against or otherwise seek recourse from a third party under or in connection with the matters described in clause 3;

     6.3 any other act, event, neglect or omission which subject to the provisions of this Deed would or might but for this clause operate to decrease, impair or discharge ACMNZ's liability hereunder except to the extent such act event neglect or omission was under the control of AMAX and has caused ACMNZ's exposure hereunder to be increased, without ACMNZ's consent.


ACMNZ'S LIABILITY LIMITED

7. ACMNZ'S liability or obligation to AMAX in connection with any losses, claims or costs suffered or incurred by AMAX shall be reduced to the extent that the circumstances of the claim, loss or cost are directly related to:

     7.1 any amount which may become payable by AMAX pursuant to or in consequence of breach of the Share Sale Agreement or Share Subscription Agreement or the other agreements referred to in Clause 3.1 or the direct and intended effect on Amax of the express provisions of such agreements (not being the effect of a third party claim against Amax); or

     7.2 any act, fact or omission which is not subject to either clause 7.2 of the Share Subscription Agreement or clause 7.4 of the Share Sale Agreement that is, or gives rise to a material breach of any provision of the Share Subscription Agreement or Share Sale Agreement which is intended to be binding upon or observed by AMAX; or

     7.3 any undisclosed agreement arrangement or understanding to which AMAX is or becomes a party to; or

     7.4 any other act or omission of AMAX done or committed after the date of this Deed not falling within clauses 7.1 or 7.2 of this Deed except as done in accordance with the Share Subscription Agreement, Share Sale Agreement or in compliance with a compulsion under relevant statutes or regulations applying to AMAX, or which have been consented to or ratified by ACMNZ.

     7.5  the making of the disclosure in paragraph (g) of Appendix (9) to
     Schedule 2 to the Share Sale Agreement or the giving or the content of the warranty in paragraph (8) of Schedule 2 to the Share Subscription Agreement.

NOTICE OF CLAIM

8. AMAX hereby undertakes that upon becoming aware of circumstances likely to give rise to a claim being made under clause 3, AMAX must promptly give notice to ACMNZ of those circumstances and must at the time of giving notice supply to ACMNZ [all information and material regarding the circumstances and likely claims as may be available to AMAX].


CONTROL OF DEFENSE

9. IF so required by ACMNZ, on the condition of ACMNZ providing to AMAX a bank guarantee of other security acceptable to AMAX for the amount of AMAX's claim against ACMNZ under clause 3, AMAX must permit ACMNZ (subject to clause 10) at its own cost and expense (including legal costs and expenses and the internal management costs and expense and cost of employees time incurred by AMAX in providing any assistance to ACMNZ), to take the action ACMNZ deems fit to negotiate, settle, compromise, defend or otherwise contest any third party claim or suit giving rise to AMAX's claim against ACMNZ under clause 3 or to make such counterclaim which AMAX may have against that third party and to take over the conduct of any proceedings commenced by AMAX in connection with any such claim or suit. PROVIDED THAT AMAX shall have the option to take over control of negotiations, litigation and related action with respect to any particular third party claim or suit, in which case ACMNZ shall have no liability in respect of such third party claim or suit other than for the costs and expenses referred to in this clause.

10. EACH Party must on request provide the other Party all reasonable assistance, including access to any relevant documents in its possession power or control (including the documents referred to in clause 3) in connection with investigating and exercising the rights conferred by clause 9. ACMNZ must:

     10.1 consult with AMAX regarding the appointment of legal advisors (including Counsel) and must not appoint any legal adviser to whose appointment AMAX has objected on reasonable grounds;

     10.2 keep AMAX reasonably and promptly informed of all material negotiations, any proposed settlement, compromise or counterclaim and all material steps proposed to be taken to defend or otherwise contest a claim or suit; and

     10.3 give reasonable consideration to the wishes of AMAX regarding any negotiations, settlement, compromise, defense or other contest or counterclaim (but without being obliged to accede to those wishes).

AMAX NEUTRAL

11. IF any claim is made on AMAX as a consequence of entering into the Share Subscription Agreement, ACMNZ as a separate continuing and primary obligation undertakes to AMAX:

     11.1 that it will not seek to avoid, rescind or terminate the Share Subscription Agreement nor seek by any means a reduction limitation or modification of its obligations under the Share Subscription Agreement to subscribe for redeemable preference shares in the capital of Waihi for the reason only that the transactions contemplated by the Share Sale Agreement and Share Subscription Agreement taken as a whole or by the Share Subscription Agreement give rise to the operation of the provisions of clause 6.03 and 6.05 of the Joint Venture Agreement;

     11.2 that if by order of a Court of competent jurisdiction which is final and binding, otherwise than at the instigation of AMAX, the Share Subscription Agreement is declared to be void or otherwise to be a nullity or is set aside or is modified and given effect to and notwithstanding the foregoing AGMNZ must comply with clause 6.03 of the Joint Venture Agreement on the grounds only that the Share Subscription Agreement has been entered into resulting in the price determined by an independent expert pursuant to clause 6.05 of the Joint Venture Agreement and payable to AGMNZ in consequence of the operation of clause 6.03 of the Joint Venture Agreement, for the direct and indirect interest of AGMNZ in the Martha Hill Joint Venture, being less than the equivalent of NZ$15 million plus the value of 15,500 ounces of gold deliverable in equal half yearly instalments over 5 years as contemplated in the Share Subscription Agreement, ACMNZ shall pay to AMAX the difference between that equivalent and that price;

PROVIDED THAT the rights of ACMNZ and the obligations of AMAX in connection with a breach by AMAX of the undertaking in clause 7.1(a) of the Share Subscription Agreement shall not be diminished, extinguished, limited or otherwise affected by the undertakings in this clause.


NOTICES

12.1 A notice of other communication in connection with this Deed by or to ACMNZ to or by AMAX must be in writing and:

       12.1.1  delivered by hand;

       12.1.2  sent by prepaid airmail; or

       12.1.3  sent by international courier; or

       12.1.4  sent by facsimile,
       to the address or facsimile number for service described below.

12.2   A notice or other communication is sufficiently given if:

       12.2.1  delivered by hand, upon delivery;

       12.2.2 airmailed to an address outside New Zealand, seven days after posting;

       12.2.3  couriered internationally, 3 days after dispatch;

       12.2.4 sent by facsimile on the date it is sent if this is a Business Day and it is sent no later than 4.00 pm (receiver's time) and otherwise on the next Business Day after being sent, if following transmission the sender receives a transmission confirmation report or if the sender's facsimile machine is not equipped to issue a transmission confirmation report then upon the sender receiving acknowledgement of receipt in legible form from the addressee.

12.3 A party who receives a notice or other communication by facsimile must immediately acknowledge receipt to the sender.

12.4   Each party's address or facsimile number for service is:

               in the case of AMAX:

               Name:          Amax Gold Inc.

                              (Attention:  President and General Counsel)

               Address:       350 Indiana Street
                              Colden
                              Colorado,80401-5081

               Facsimile No:  (303) 273 0708

               in the case of ACMNZ:

               Name:          ACM (New Zealand) Limited

                              (Attention:  Mr. Steven Dean)

               Address:       c/-Poseidon Gold Limited
                              100 Hutt Street
                              Adelaide, South Australia, 5000

               Facsimile No:  (618) 232 0198

12.5 ACMNZ or AMAX may change its address or facsimile number for service by giving notice of that change to the other of them.

12.6 A certificate signed by or on behalf of a party giving a notice or other communication by any officer or employee of that party stating the date on which that notice or other communication was delivered or sent is prima facie evidence of the date on which that notice or other communication was delivered or sent.


FURTHER ASSURANCES

13. EACH party agrees to execute and deliver any documents, and to do all things as may reasonably be required by the other party to obtain the full benefit of this deed according to its true intent.


CONFIDENTIALITY

14. THE provisions of clause 21 of the Share Subscription Agreement shall apply mutatis mutandis to this Deed and to the negotiations and dealings between AMAX and ACMNZ connected with this Deed.


NO WAIVER

15. NO failure, delay or indulgence by either party in exercising any power or right conferred on that party by this deed shall operate as a waiver of such power or right. A single or partial exercise of any such power or right shall not preclude further exercises of that power or right or the exercise of any other power or right.


ASSIGNMENT

16. NEITHER party shall transfer, assign, create any charge over or deal in any manner with the benefit or burden of this deed.


EXPIRATION OF DEED

17. EXCEPT as to ACMNZ's liability and obligation to AMAX under clause 11 of this Deed, the indemnity contained in this Deed shall expire if the Share Subscription Agreement or Share Sale Agreement is either declared to be void or otherwise becomes a nullity or either of them is modified so as to deprive ACMNZ of the benefit intended by those agreements under a final judgment entered by a Court of competent jurisdiction or AMAX consents to the recission of the Share Subscription Agreement or Share Sale Agreement; PROVIDED THAT any claims arising from any fact matter circumstance or omission occurring after the date of this Deed but prior to such expiration shall be preserved and the conditions of this Deed shall survive expiration as to those claims.

GOVERNING LAW

18. THIS Agreement shall be governed by and construed in accordance with the law of New Zealand, and the parties hereby submit to the non-exclusive jurisdiction of the courts of New Zealand and hereby waive any defence to the enforcement of judgments rendered on such disputes.


IN WITNESS WHEREOF these presents have been executed the day and year first hereinbefore written.

EXECUTED for and on behalf of   )
ACM (NEW ZEALAND) LIMITED       )
by being SIGNED SEALED and      )
DELIVERED by P.W. O'Regan       )
and R.A. Fisher two of its      )
attorneys under power of        )    /s/ PW O'Regan
attorney dated 31 May 1993      )    /s/ RA Fisher
(who by their execution         )
warrants that neither of        )
them has notice of the          )
revocation of power of          )
attorney) in the presence       )
of:                             )

        /s/ A Miller
- ------------------------------
Witness  Adrienne Miller
Occupation:  Solicitor
Address:  Wellington


EXECUTED for and on behalf of   )
AMAX GOLD INC. by being         )
DELIVERED by Richard Clement    )
Driver its attorney under       )
power of attorney dated         )
2 June 1993 (who by his         )    /S/ RC Driver
or her execution warrants       )
that he or she has no notion    )
of the revocation of power      )
of attorney) in the presence    )
of:                             )

        /s/ John McLean
- ------------------------------
Witness  John McLean
Occupation:  Solicitor
Address:  Wellington

               CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY
               --------------------------------------------------

I, P.W. O'REGAN of Wellington, Solicitor, hereby certify that by Power of Attorney dated 31 May 1993 ACM (NEW ZEALAND) LIMITED appointed me as its attorney on and subject to the conditions set out in the said Power of Attorney and that, as at the date hereof, I have not received any notice or information of the revocation of the said Power of Attorney by any means whatsoever.


SIGNED at Wellington this 4th day of June 1993
- ------



        /s/ PW O'Regan
- ------------------------------
P.W. O'Regan

               CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY
               --------------------------------------------------

I, R.A. FISHER of Auckland, Solicitor, hereby certify that by Power of Attorney dated 31 May 1993 ACM (NEW ZEALAND) LIMITED appointed me as its attorney on and subject to the conditions set out in the said Power of Attorney and that, as at the date hereof, I have not received any notice or information of the revocation of the said Power of Attorney by any means whatsoever.


SIGNED at Wellington this 4th day of June 1993
- ------


         s/ RA Fisher
- ------------------------------
R.A. Fisher

              CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY
              --------------------------------------------------

I, RICHARD CLEMENT DRIVER, of Kenthurst, New South Wales, Australia, HEREBY
CERTIFY:

1. That by deed dated 2 June 1993 Amax Gold Inc. appointed me its attorney on the terms and conditions set out in such deed; and

2. That at the date of this certificate I have not received any notice or information of the revocation of such appointment.


SIGNED at Wellington this 4th day of June 1993
- ------


        /s/ RC Driver
- ------------------------------
Signature of attorney
giving certificate